UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2023 (May 26, 2023)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2023, Nektar Therapeutics (the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Global Select Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) because the Company’s common stock did not maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. The Notice has no immediate effect on the Nasdaq listing or trading of the Company’s common stock.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given an initial 180 calendar days period, or until November  22, 2023, to regain compliance with the Minimum Bid Price Rule. If at any time before November 22, 2023, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance with the Minimum Bid Price Rule.

If the Company does not regain compliance with the Minimum Bid Price Rule by November 22, 2023, the Company may be eligible for a second 180 calendar days period to regain compliance. To qualify, the Company would be required to transfer to The Nasdaq Capital Market and to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the bid price requirement. In addition, the Company would be required provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. If the Staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, the Company’s common stock will be subject to delisting. The Company will have the right to appeal a delisting determination and the Company’s common stock will remain listed on Nasdaq until the completion of the appeal process.

The Company intends to actively monitor the closing bid price for its common stock and will consider available options to regain compliance with the Minimum Bid Price Rule. While the Company plans to evaluate all available options, there can be no assurance that it will be able to regain compliance with the applicable rules during the initial compliance period, any subsequent compliance period, or at all, or that the Company will otherwise remain in compliance with the other listing standards for Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K  contains forward-looking statements which can be identified by words such as: “may,” “will,” “intend,” “plan,” “continue” and similar references to future periods. All statements, other than statements of historical fact, may be forward-looking statements. They are based on current expectations and projections about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Therefore, you should not rely on any of these forward-looking statements. The Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: June 2, 2023	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

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